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                                                                     Exhibit (j)


INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Post-Effective Amendment No. 1 to Registration Statement No. 333-53390 of Pearl Mutual Funds on Form N-1A of our Mutual Selection Fund, Inc. report dated January 31, 2001, and our Pearl Mutual Funds report dated June 11, 2001, appearing in the Statement of Additional Information, which is a part of such Registration Statement, and to the reference to us under the headings "Independent Accountants" in such Statement of Additional Information and "Financial Highlights" in the Prospectus, which is part of such Registration Statement.

/s/ Deloitte & Touche LLP

Davenport, Iowa
June 28, 2001